UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16

OR 15d-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of March, 2018

_______________

Commission File Number: 001-36582

Auris Medical NewCo Holding AG

(Exact name of registrant as specified in its charter)

Bahnhofstrasse 21

 6300 Zug, Switzerland

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

Form 20-F	X	Form 40-F

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):

Yes	No	X

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):

Yes	No	X

EXPLANATORY NOTE

This Form 6-K is furnished by Auris Medical NewCo Holding AG (“Auris NewCo”) to the U.S. Securities and Exchange Commission (the “SEC”) as notice that Auris NewCo is the successor issuer to Auris Medical Holding AG (“Old Auris”) under Rule 12g-3(a) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that Auris NewCo's common shares, par value CHF 0.02 per share, are deemed registered under Section 12(b) of the Exchange Act.

On March 13, 2018, Old Auris merged with and into Auris NewCo (the “Merger”), pursuant to the terms of the merger agreement dated as of February 9, 2018, between Old Auris and Auris NewCo (the “Merger Agreement”). With the Merger, the separate corporate existence of Old Auris ceased, and Auris NewCo continued as the surviving company.

Pursuant to the terms of the Merger Agreement, as part of the consummation of the Merger, Auris NewCo assumed the name Auris Medical Holding AG. As a result, future filings with the SEC will be made under the name Auris Medical Holding AG.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Auris Medical NewCo Holding AG

By:	/s/ Hernan Levett
	Name:	Hernan Levett
	Title:	Chief Financial Officer

Date: March 13, 2018